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EDITED TRANSCRIPT

Q2 2019 Worthington Industries Inc Earnings Call

EVENT DATE/TIME: DECEMBER 18, 2018 / 7:30PM GMT

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DECEMBER 18, 2018 / 7:30PM GMT, Q2 2019 Worthington Industries Inc Earnings Call

CORPORATE PARTICIPANTS

B. Andrew Rose Worthington Industries, Inc. - President

Geoffrey G. Gilmore Worthington Industries, Inc. - Executive VP, COO & President of Pressure Cylinders

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Marcus A. Rogier Worthington Industries, Inc. - IR Officer & Treasurer

CONFERENCE CALL PARTICIPANTS

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Good afternoon, and welcome to the Worthington Industries Second Quarter Fiscal 2019 Earnings Conference Call.

(Operator Instructions) This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time. I'd like to introduce Marcus Rogier. Mr. Rogier, you may begin.

Marcus A. Rogier Worthington Industries, Inc. - IR Officer & Treasurer

Thank you, Lea. Good afternoon, and welcome to our second quarter earnings call. Certain statements made today are forward-looking within the meaning of the 1995 Private Securities Litigation Reform Act. These statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. We issued our earnings release this morning. Please refer to it for more detail on those factors that could cause the actual results to differ materially. This call is being recorded and will be made available later on our worthingtonindustries.com website.

On our call today are President, Andy Rose; Executive Vice President and COO, Geoff Gilmore; and Vice President and CFO, Joe Hayek. Joe will start us off today with a review of the financials.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Thank you, Marcus, and good afternoon, everyone. In the quarter, we generated earnings of $0.58 a share, excluding restructuring charges versus $0.61 a share excluding restructuring and impairment charges a year ago. Net sales increased by 10% to $958.2 million in Q2 from $871.3 million in 2018.

Our gross margin declined in the quarter by $19.1 million to $120.9 million as we faced headwinds driven by compressed direct spreads in our Steel Processing business and lower volumes and higher input in conversion costs in our Pressure Cylinders business.

Equity income in the quarter was up $4.6 million, driven mostly by WAVE, which was impacted in 2018 by $3.6 million in catch-up expenses related to increased allocations from Armstrong and Worthington. Our estimated annual tax rate was 23.4% versus 30% in the prior year quarter.

Turning to the businesses. Cylinders' net sales were $294.4 million in the quarter, down 2% from last year, primarily due to lower volumes in our Consumer Products business, which last year saw substantial hurricane-related sales.

Cylinders' operating income before restructuring charges of $15.2 million was $11 million lower than in 2018 due to the lower volumes in Consumer Products and margin compression across all of our Cylinders businesses.

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DECEMBER 18, 2018 / 7:30PM GMT, Q2 2019 Worthington Industries Inc Earnings Call

Net sales in our Steel Processing business were $635 million in the quarter, up 18% or $96.7 million over last year due primarily to higher average direct selling prices that corresponded to higher price of steel. Shipping tons were up 3.1% due primarily to an increase in tolling and direct tons were 56% of the mix versus 57% in 2018. Inventory holding gains were insignificant in the current and prior year quarters.

Steel Processing operating income excluding restructuring charges was $25 million, down $5.8 million from 2018, driven primarily by wider spreads between hot roll, coil and scrap, which we refer to as the scrap gap.

Revenue in Engineered Cabs for the quarter was down 6% year-over-year to $28.7 million, but was up sequentially from $27 million in Q1. Excluding restructuring charges, operating losses for the quarter were $3.4 million, a $900,000 sequential improvement over the prior quarter, but off $1.7 million from last year. Lower volumes and start-up cost in a new fabrication facility drove the decline in results, but we continue to secure new orders and programs that should add to growth in the coming quarters.

Equity income from our joint ventures during the quarter was up $4.6 million, driven primarily by WAVE, which improved $4.7 million and by Serviacero, which was higher by $1.1 million from last year. These gains were partially offset by declines at ClarkDietrich and ArtiFlex, who were both impacted by higher input costs. We received $90.5 million in dividends from our unconsolidated JVs during the quarter, which included 2 special dividends from WAVE, one for $35 million related to the sale of WAVE's international business and the other for $25 million related to a financing transaction.

Cash flow from operations was $44.7 million in the quarter. We spent $21.7 million on capital projects, distributed $13.5 million in dividends and repurchased 1.5 million shares of stock at an average price of $42.39.

Earlier today, the board declared a $0.23 per share dividend for the quarter, which will be payable in March of 2019. Funded debt was flat sequentially at $750 million. Interest expense was down slightly to $9.5 million from $10 million. We ended the quarter with consolidated cash of $93 million and $550 million available under our revolving credit facilities. Our adjusted EBITDA over the last 12 months is now $393 million, and our net debt to trailing EBITDA leverage ratio is roughly 1.7x.

At this point, I'll turn it over to Andy.

B. Andrew Rose Worthington Industries, Inc. - President

Thank you, Joe. Good afternoon, everyone. As you've seen, there's a lot of noise in our business right now. Financial results for the quarter were off modestly, but there are number a temporary headwinds that are subsiding and positive moves being made by our leaders to improve results as we turn the page into 2019. The biggest challenge we have been tackling is the steel tariffs, which have created artificial pricing mechanics that should have minimal long-term impact on our business but have created short-term margin pressure. In Steel Processing, the scrap to hot-rolled spread has compressed margins. In Pressure Cylinders, higher steel costs have also reduced margins. The good news is that we are successfully recovering margin as we pass through price increases across our downstream manufacturing businesses. But as expected, there's been a lag in realizing those benefits. We are beginning to see the benefits of price increases and cost-reduction measures, and this will continue building in 2019. End market demand remains good across most of our business. The economy is strong and showing no signs of extended slowdown.

As we successfully navigate price volatility and cost pressure, we are confident that our strategy will continue to deliver solid returns for our shareholders. Our core strategy remains centered on improving the profitability of our business via Transformation and Lean and accelerating our growth via acquisition and innovation. We are also in the early stages of ramping up our investment in data, analytics and automation. We have a long history, particularly in of our Pressure Cylinders business, of driving automation as a competitive advantage, and we believe we can further enhance this, combining with advances in data and analytics.

Of course, the foundation of our company is our philosophy, and we are refocusing our efforts on our people, ensuring the way we recruit, train, develop, incentivize and go about our daily work unlocks their full potential and allows us all to have fun doing it, optimizing our performance and continuing to be recognized as a preferred employer.

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DECEMBER 18, 2018 / 7:30PM GMT, Q2 2019 Worthington Industries Inc Earnings Call

We continue to operate near record levels of earnings and cash flow, but our goal continues to be improve on that every year. We are confident that we have the right team and the right approach to get us there.

Thank you for your continued support of Worthington. We will now open it up to questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question is from the line of Martin Englert with Jefferies.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

For 2Q in Steel Processing, how much would you estimate the other cost headwinds were, such as freight and the scrap spreads there for the quarter? Also, when would you anticipate these costs abate, based on contractual price resets and other reduction initiatives that you have underway?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Yes. So Martin, it's Joe. Say, probably in the quarter, the combination of those things was around $10 million. With respect to outlook for Q3 and beyond, they're following the curve, the scrap gap has lessened some in the past several weeks. It's not going away, and so that started to impact us kind of a little bit Q4 last year, some in Q1 and more in Q2. It'll be less in Q3 than it was in Q2. We would estimate right now, looking at the curve, but not at all gone. So additionally, just following the curve, we are likely to incur at least some inventory holding losses, FIFO losses in Q3 as well.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay. Any ballpark estimate on the FIFO inventory holding losses for fiscal 3Q? Would this be $2 million to $3 million, $4 million to $6 million, or something greater than that?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Tough. Tough, tough right now to speculate.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay. And when is the WAVE business unit sales completed?

B. Andrew Rose Worthington Industries, Inc. - President

That's a complicated question, but the short answer is probably by the middle of 2019. The transaction actually is effectively complete. It's just not closed, and I know that's a hard thing to understand, but they have agreement with Trade Commission in Europe and now it's just about executing on the agreement, which involves the sale of a few assets. It's not going to materially change the economics for us, there could be some modest change, but nothing substantial.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay, but it will continue to flow through that JV P&L through -- until that's completed, correct?

B. Andrew Rose Worthington Industries, Inc. - President

I think the maximum period of time it can flow through the JV P&L is through June of 2019.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay. And if I could one last one. Within the Cylinders business there, can you provide an update on the energy business, what you're seeing, what demand and how profitability was for the past quarter here?

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DECEMBER 18, 2018 / 7:30PM GMT, Q2 2019 Worthington Industries Inc Earnings Call

Geoffrey G. Gilmore Worthington Industries, Inc. - Executive VP, COO & President of Pressure Cylinders

Hi, this is Geoff Gilmore. Yes, demand has been very good and we've continued to see that grow. Some of the concerns or issues we face this last quarter, which we're finally working through is, we were operating 2 facilities, we had a facility were operating in Skiatook, Oklahoma and decided that we needed to move that move for various reasons. And we're moving to a facility in the Port of Catoosa. So I think you can understand from a cost perspective when you have specific amount of volume and you're trying to balance that out over 2 facilities, certainly a difficult situation to navigate. Again, the group has done a wonderful job with that move and executing on it and now we will be operating out of 1 facility going forward. So we're very excited about that.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay, and how was operating and income for the energy business there for the quarter?

B. Andrew Rose Worthington Industries, Inc. - President

Yes, it was a few million dollars loss, Martin.

Operator

Next, we have a question from John Tumazos with John Tumazos Very Independent Research.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Hot-rolled NYMEX prices peaked in early June, $924 spot, $894 for the 4-month future. And how many months does that take to work through your income statement? For example, does it take 2 months from the time of quotation through the lead times of the mill to get delivered? A month to go through your work in process, maybe longer in Cabs and Cylinders and less in Steel Processing? Is there then a further delay in some product lines until it's shipped to customer? Does that take 3 or 4 months to wash through? And was this past quarter, when you were delivering your highest cost substrate input?

B. Andrew Rose Worthington Industries, Inc. - President

Yes. John, the short answer is, you might expect is, it depends. It's a very complicated question. What I usually tell people is that whatever steel price movement happens today, it's going to be somewhere between 3 months and sometimes as long as 6 months before that flows through our income statement. I mean, we're carrying 60 to 65 days of inventory in our Steel Company, but it's also complicated by the fact that we have spot business, we have monthly reset contracts and we have quarterly reset contracts. So if a price changes today, but a contract doesn't reset for 2 or 2.5 months, it's going to be another 2 or 2.5 before it flows through. So it's probably 90 to 150 days, is kind of the range.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

So 150 would be 5 months.

B. Andrew Rose Worthington Industries, Inc. - President

Yes. I mean, and that's on the long side, certainly. But it's going to be a 90 days.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

So if you have some price hikes being passed maybe in Cylinders or Cabs or even in some steel products and the substrate costs are going down, the February margins in some or most of your product lines could be improving, partly offset by all the holidays in the next 30 day -- next 90-day period?

B. Andrew Rose Worthington Industries, Inc. - President

Are you talking about steel or Cylinders or just general?

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Each of them.

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DECEMBER 18, 2018 / 7:30PM GMT, Q2 2019 Worthington Industries Inc Earnings Call

B. Andrew Rose Worthington Industries, Inc. - President

Yes. I mean each business is going to be a little bit different. But certainly in the Cylinder business, we're raising prices to capture higher input costs. And if steel prices do continue to trend down, you can see somewhat of a double benefit there. In the Steel Company, it's a little bit different, because as you know, FIFO sort of follows what steel prices do for 90 or 120 days, as we were just talking about.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

So -- and this will be the last question I'll bother you with, Andy. In the ceilings business, WAVE and then the Serviacero JV in Mexico, you didn't seem to get hurt with the higher cost inventory as the spot was falling off in the quarter. Why do you think those businesses did better? Is it the accounting comparison on the WAVE last year?

B. Andrew Rose Worthington Industries, Inc. - President

No, WAVE -- really, both WAVE and ClarkDietrich behaved the same way, which is when steel prices move, they move price very quickly and so they tend to be able to get ahead of the cost inflation more so than, for example, in our cylinder business, where a lot of the business is contractual and so it takes us 60 to 90 days to get a price increase through and then so for -- that's kind of the WAVE business and some of the other -- Serviacero is going to behave much like the Steel Company, but there is a couple of other factors going              on there. One is they're on a 1-month lag from a financial reporting standpoint just because of logistics and then they're obviously going to experience some FIFO impact as well.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Thank you.  I’m very happy to be a shareholder.

B. Andrew Rose Worthington Industries, Inc. - President

Thank you.  We’re trying to make you proud.

Geoffrey G. Gilmore Worthington Industries, Inc. - Executive VP, COO & President of Pressure Cylinders

Thank you.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Thank you.

Operator

And there are no other questions. You may continue.

B. Andrew Rose Worthington Industries, Inc. - President

All right. Well, thanks for joining us today. I'd like to thank all of our employees for their hard work and dedication in this past year. We wish everybody a terrific holiday season and a safe and happy new year, and we look forward to seeing everybody in 2019.

Operator

Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation and for using AT&T teleconference. You may now disconnect.

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